UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 7, 2011

IMH Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-52611	81-0624254
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4900 N. Scottsdale Rd., Suite 5000 Scottsdale, Arizona		85251
(Address)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 840-8400

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Loan From NW Capital

On June 7, 2011, IMH Financial Corporation (“IFC” or “the Company”) entered into and closed funding of a $50 million senior secured convertible loan with NWRA Ventures I, LLC (“NW Capital”).  We had previously entered into a commitment letter with respect to the contemplated loan, as described in our 8-K filed on April 26, 2011.

As discussed below, IFC may pay a quarterly distribution to our common stockholders not to exceed 1% of our current book value per share (currently approximately $0.03 per share, per quarter or $0.12 annually) over the next eight quarters.  We currently expect to commence payment of the first such distribution after the quarter ending June 30, 2011 to be paid in July 2011, but the declaration and amount of any such future dividend will be subject to the availability of legally distributable funds, the discretion of our board of directors and restrictions to pay dividends under the loan agreement.

In addition to the $50 million of senior convertible debt, IFC currently intends to register a $10 million rights offering with the SEC that would allow current stockholders the opportunity to purchase notes with similar economic terms to the convertible loan with NW Capital.  If commenced, IFC stockholders as of the record date of the rights offering will receive additional information about the details of the rights offering after required regulatory approvals have been obtained.

Certain material terms of the loan agreement and the note evidencing the loan are described below.

•      Interest and Term. The loan will mature one business day before the fifth anniversary of the funding date in 2016 and will bear interest at a rate of 17% per year (the “base interest”).  Interest will be payable quarterly in arrears on January 1, 2012, and thereafter each April, July, October and January during the term of the loan.  All interest is payable in cash, but NW Capital, in its sole discretion, may make an annual election to defer a portion of the interest due equal to 5% per annum until the stated maturity or earlier repayment on the note (“deferred interest”).  The outstanding balance of deferred interest from time to time shall bear interest at the base interest rate of 17% per annum, of which a portion calculated at the rate of 12% per annum shall be payable quarterly, and the remaining balance of which calculated at the rate of 5% per annum shall be added to the outstanding balance of deferred interest on a quarterly basis.  In addition, for the first two interest payment periods, NW Capital has the option and has elected to receive the entire base interest as deferred interest.  In addition to the above interest payments, we are required to pay an exit fee at maturity equal to 15% of the then outstanding principal, unpaid accrued and deferred interest and other amounts owed under the loan agreement.

•      Use of Proceeds.  The proceeds from the loan may be used for our recapitalization, including, without limitation, providing working capital and funding our other general business needs; meeting certain obligations with respect to our real property owned, including paying certain carrying costs associated with the ownership of such property and, as applicable, the development, redevelopment and construction with respect to certain of such properties; to meet certain obligations with respect to, and to enforce certain rights under, the collateral for our loans; to originate and acquire mortgage loans, mezzanine loans, other debt instruments and equity and preferred equity interests or investments; to pay costs and expenses incurred in connection with the loan; and such other purposes as may be approved by NW Capital in its discretion.

•      Convertibility into Series A Preferred Stock. The loan is convertible into IMH Financial Corporation Series A preferred stock (liquidation preference $9.58 per share) at any time prior to maturity at an initial conversion rate of 104.3 shares of our Series A preferred stock per $1,000 principal amount of the loan (equivalent to a conversion price of $9.58 per share of Series A preferred stock), subject to adjustment including weighted average antidilution protection for certain dilutive issuances.  Each share of Series A preferred stock would be convertible into one share of our common stock.  The initial conversion price represents a 20% discount to the net book value on a GAAP basis per share of common stock as reported in our audited financial statements as of December 31, 2010.

•      Guarantees and Security. Our obligations under the loan agreement are jointly and severally guaranteed by substantially all of our existing and future subsidiaries, subject to certain exceptions and releases, and are secured by a security interest in most of our assets.  We are also required to deposit cash receipts into a cash management account for disbursement pursuant to the terms of a budget prepared by us and approved by NW Capital and to otherwise pay certain amounts owed under the loan.

•      Events of Default. The loan agreement contains customary and other provisions relating to events of default (subject in certain cases to customary grace and cure periods), including, among other things, material adverse events, payment defaults, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, the occurrence of judgments in excess of $10,500,000 (after application of insurance proceeds), and the occurrence of certain change of control events. A default under the loan agreement would permit the lender, among other things to require the immediate payment of all amounts owing under the loan.

•      Prepayment. The loan may not be prepaid prior to December 7, 2014. Thereafter the loan may be prepaid on the last business day of December 2014, or on the last business day of June 2015 through payment of all outstanding principal, accrued but unpaid interest and a prepayment amount equal to an amount determined by calculating as of the date of prepayment the present values of the principal payments, base interest payments, deferred interest payments and the exit fee by discounting (on a quarterly basis) all such payments from their scheduled payment dates back to the date of prepayment utilizing a discount rate equal to 2.5% plus a rate based on the quarterly treasury rate.  In connection with a prepayment, we are also required to repurchase any common stock held by NW Capital or its affiliates acquired from Mr. Albers or in a potential tender offer by NW Capital, if any, at a purchase price equal to (i) if the book value of the shares is below the purchase price originally paid by NW Capital, the price at which the shares were acquired, or (ii) if the book value of the shares is above the purchase price originally paid by NW Capital, such purchase price plus one-half of the difference between the purchase price and the book value of the shares.

•      Restrictive Covenants.  The loan agreement also contains certain restrictive covenants, which require NW Capital’s consent as a condition to our taking certain actions, including without limitation the following:

                  •      sell, encumber or otherwise transfer certain assets, including individual loans and real estate owned (“REO”) assets in our portfolio or interests in any of our wholly owned subsidiaries;

                  •      issue additional indebtedness or debt securities or other securities convertible into or exchangeable for securities with any preference or priority as to dividends or assets;

                  •      dissolve, liquidate or consolidate our business, or merge with another company;

                  •      purchase or own any property other than real property, mortgage loans and other property necessary or incidental thereto;

                  •      enter into any new line of business other than with respect to INFINET Securities, LLC (“Infinet”);

                  •      restructure or modify our ownership structure or that of our subsidiaries;

                  •      commence or permit any subsidiary to commence any bankruptcy or similar proceeding;

                  •      declare or pay any dividend or take similar actions, except, subject to certain conditions,  we may pay dividends on the common stock not in excess of 1% per annum of the net book value of the common stock for the first eight quarters following the loan closing;

                  •      hire or terminate certain key personnel or consultants, subject to certain exceptions;

                  •      settle any litigation in excess of $10,500,000 (after application of insurance proceeds), individually or in the aggregate;

                  •      terminate the New World advisory agreement discussed above, other than for cause as defined in the agreement, or to replace New World with a person, in NW Capital’s reasonable judgment, with comparable competence and experience, to provide comparable services to us on comparable or more favorable terms;

                  •      restructure, modify or make any modifications to mortgage loans;

                  •      incur additional indebtedness, subject to certain exceptions, including up to $10,000,000 in the rights offering described below; further indebtedness may not be incurred until after the second anniversary of the loan date pursuant to certain lines of credits if pledged asset coverage values continue to be met, and other exceptions;

                  •      issue any equity securities, subject to certain exceptions;

                  •      modify or foreclose upon the loans in our portfolio;

                  •      increase or decrease the number of members of our board of directors, or establish any board committee other than in the ordinary course of business; or

                  •      take certain actions with respect to employee benefit plans and incentive compensation plans.

We have agreed to pay NW Capital’s transaction expenses, subject to certain limitations.

The description of the loan agreement is qualified in its entirety by reference to the loan agreement and form of promissory note (attached hereto as Exhibits 10.1 and 10.2, respectively).

Series A Preferred Stock

The below provides a summary of certain material terms of the Series A preferred stock into which the loan, and any notes issued in the contemplated rights offering discussed in Item 8.01 of our 8-K filed on April 26, 2011, may be converted:

•
Dividends.  Dividends on the Series A preferred stock will accrue from the issue date at the rate of 17% of the issue price per year, payable quarterly in arrears, on the first business day of each April, July, October and January of each year. For the first two dividend payment periods following the NW Capital loan funding date (if the convertible note has been converted to Series A preferred stock), dividends will be paid in shares of Series A preferred stock based on the conversion price in effect as of the last day of the prior quarter. For all dividend payment periods thereafter, the dividend shall be paid 12% per annum in cash and 5% per annum in additional Series A Preferred stock valued at the same value as the conversion price (“PIK dividend”).  No dividend may be paid on the common stock during any fiscal year unless all accrued dividends on the Series A preferred stock have been paid in full; provided, however, if the conversion date is prior to the first eight quarters after the loan closing, for the balance of the first eight quarters following the loan closing, we may pay per share dividends or make other distributions to holders of common stock out of legally available funds up to an amount equal to 1% per annum of our net book value per share as of December 31 of the immediately preceding year, regardless of whether dividends are paid on the Series A preferred stock.

•
Liquidation Preference.  Further, upon our liquidation, dissolution or winding up, before any payment or distribution shall be made to or set apart for the holders of any junior ranking stock, the holders of shares of Series A preferred stock will be entitled to receive a liquidation preference of 115% of the $9.58 per share price, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to and including the date fixed for payment, without interest, to such holders, but such holders shall not be entitled to any further payment.

•
Optional Conversion.   Our Series A preferred stock is convertible by any holder of Series A preferred stock into shares of voting common stock at any time prior to maturity at an initial conversion rate of one share of our common stock per one share of Series A preferred stock, subject to adjustment including weighted average antidilution protection for certain dilutive issuances.  The initial conversion price represents a 20% discount to the net book value on a GAAP basis per share of our common stock as of December 31, 2010, as reported in our audited financial statements as of December 31, 2010.

•
Automatic Conversion. All issued and outstanding shares of Series A preferred stock will convert into voting common stock upon: (i) closing of the sale of shares of common stock to the public at a price equal to or greater than 2.5 times the $9.58 conversion price in a firm commitment underwritten public offering and listing of the common stock on a national securities exchange within three years of the date of the loan resulting in at least $250 million of gross proceeds, (ii) the date and time or occurrence of an event specified by written consent of the “Lead Investor” (which shall be NW Capital or any subsequent transferee of NW Capital that owns 25% or more of the Series A preferred stock), or (iii) the date when the Lead Investor converts.

•
Redemption At Maturity.   We are obligated to redeem all outstanding shares of Series A preferred stock on the fifth anniversary of the loan date, in cash at a price equal to 115% of the original purchase price, plus all accrued and unpaid dividends (whether or not earned or declared), if any, to and including the date fixed for redemption, without interest.

•
Redemption upon Specified Default Events.  The Series A preferred stock is also redeemable at a price equal to 125% of the original purchase price, plus all accrued and unpaid dividends in the event of certain default events, breaches (including of operating covenants generally similar to the restrictive covenants discussed under the description of the loan agreement above), material inaccuracy of certain certifications, representations or warranties, or the occurrence of a material adverse effect as defined in the certificate of designation. For these purposes, material adverse effect includes, without limitation, the termination without cause of William Meris or Steve Darak; the termination of the consulting agreement with ITH Partners LLC or the engagement letter with the McVey law firm without cause; the material diminution in value of built-in tax losses, subject to certain exceptions; involvement of us or any of our subsidiaries in certain bankruptcy or insolvency proceedings, and certain judgments, fines or penalties in excess of $10,500,000.

•
Security.  Unlike the NW Capital loan, the Series A preferred stock does not benefit from a security interest in specific collateral, but in order to provide additional security for our obligations under the Series A preferred stock, we have pledged our equity interests in our wholly-owned subsidiaries and agreed not to grant security interests in the loan collateral, subject to certain exceptions. We will also continue to be required to deposit our cash receipts into an account controlled by NW Capital for disbursement pursuant to a budget prepared by us and approved NW Capital or to otherwise pay dividends or other amounts under the terms of the Series A preferred stock.

•
Voting Rights.   Holders of Series A preferred stock are entitled to vote on an as-converted basis on all matters on which holders of common stock are entitled to vote. In addition, so long as at least 10% of the shares of Series A preferred stock issued on the date the convertible notes are converted into Series A preferred stock are outstanding, the holders of the Series A preferred stock, voting together as a single class, will be exclusively entitled to vote for the election of two members of our board of directors.  Any preferred director must be nominated by the Lead Investor.  No later than six months after June 7, 2011, the date of the NW Capital loan, our board of directors is required to be comprised of five members, and upon conversion of the loan, seven members.

•
Preferred Director Rights.   All directors to be elected by holders of the common stock must be nominated by a nominating committee of the Board (subject to rights of stockholders to nominate directors directly under the bylaws), a majority of which must (i) qualify as independent directors under applicable NYSE rules, and (ii) be reasonably satisfactory to the preferred directors.  William Meris, Steve Darak and Jay Wolf (who is expected to be nominated to the board upon the issuance of the Series A preferred stock) are deemed satisfactory to the preferred directors.  Each of the preferred directors has the right to serve on any committee of the Board, provided that such service is consistent with applicable SEC and other laws and the rules of any exchange upon which we are then listed.

•
Transfer Restrictions.  Prior to redemption or conversion, holders may sell their shares of Series A preferred stock, subject to applicable laws and our certificate of incorporation.  However, the Lead Investor has a first right to purchase any shares of Series A preferred stock proposed to be sold before the holder thereof can sell to any other party.  The Series A preferred stock issued to NW Capital will also bear legends indicating it is subject to restrictions on transfer under the federal securities laws.

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Preemptive Rights.  Any holder that owns 10% or more of the outstanding shares of Series A preferred stock is also entitled to participate, on a pro rata basis in proportion to their Series A ownership, in any future equity issuances undertaken by us for the primary purpose of raising additional capital, subject to certain exceptions.

If NW Capital chooses to exercise its conversion option under the loan documents,  it will be deemed to beneficially own approximately 5.2 million shares of our common stock (including shares issuable upon the exercise of shares of Series A preferred stock issuable upon conversion of the loan), equivalent to approximately 23.7% of our common stock.  As a result of the deferred interest elections on the loan or PIK dividends on the Series A preferred stock, and assuming (i) no future issuances of securities to any person (including NW Capital), including notes in the rights offering to existing stockholders, and (ii) no further acquisitions of shares by NW Capital or its affiliates, through the exercise of preemptive rights or otherwise, it is possible that NW Capital’s beneficial ownership could increase to approximately 7.1 million shares of our common stock, or approximately 30% of our common stock, in five years.

The certificate of designation of the Series A preferred stock is attached as Exhibit 3.1 to this Current Report.  The summary of the terms and conditions of the Series A preferred stock is qualified in its entirety by reference to the certificate of designation.

Registration Rights Agreement.

In connection with the loan agreement, we have also entered into a registration rights agreement pursuant to which NW Capital is provided with certain demand and other registration rights to cause, after our securities are listed on a national securities exchange, the Series A preferred stock and common stock issuable upon conversion of the Series A preferred stock to be registered under the Securities Act of 1933, subject to certain exceptions, conditions and limitations.  The registration rights agreement is attached hereto as Exhibit 4.1 to this Current Report and this description is qualified in its entirety by reference to the registration rights agreement.

Consulting Agreement with Juniper Capital Partners, LLC

We have entered into a separate consulting agreement with Juniper Capital Partners, LLC (“Juniper Capital”) dated June 7, 2011, pursuant to which we and Infinet are engaging Juniper Capital to perform a wide variety of services. Juniper Capital is required to devote substantially all of its business time, energy and skill to the consulting services on an approximate allocable basis of 50% to us and 50% to Infinet, subject to certain exceptions. The below summarizes certain material terms of the consulting agreement:

•
Scope of Services. Services to be provided by Juniper Capital include assisting us with strategic and business development matters.  With respect to Infinet, Juniper Capital’s services include assisting Infinet with strategic and business development matters, advising Infinet with respect to the formation, structuring, business planning and capitalization of various special purpose entities, and advising Infinet with respect to leveraging our relationships to access market opportunities, as well as strategic partnering opportunities with us.

•
Term and Termination.  Initial term of four years, automatically renewable for three more years unless terminated by the affirmative vote of 70% of the board of directors and with 90 days notice to us prior to renewal.  The consulting services agreement is otherwise terminable by us for cause, as defined in the agreement, with 60 business days notice to Juniper Capital.

•	Base Consulting Fee. An annual base consulting fee equal to $300,000.

•
Payments Upon Non-Renewal, Termination Without Cause or Constructive Termination Without Cause.  In connection with certain non-renewal of the consulting agreement, termination without cause or constructive termination without cause, Juniper Capital will be entitled to the greater of (i) a lump sum payment equal to 200% (or 100% for non-renewal) of the average annual base consulting fees in the year of the event and the prior two years or (ii) the remaining base consulting fees that would otherwise be payable to Juniper Capital for the remainder of the term of the consulting agreement.

•	Indemnification. We have also agreed to indemnify Juniper Capital and its affiliates for certain costs and expenses arising from services provided under the consulting agreement.

•
Board Rights.  We have agreed to seek to cause Jay Wolf, a representative of Juniper Capital, to be appointed to our board of directors if the loan is converted to Series A preferred stock, and to the board of Infinet, at such time that a separate Infinet board is established.

Juniper Capital is currently an affiliate of NW Capital.  The summary of the terms and conditions of the consulting agreement is qualified in its entirety by reference to the amended and restated consulting agreement, attached hereto as Exhibit 10.3.

Item 2.03.   Creation of a Direct Financial Obligation.

The disclosure in Item 1.01 above with respect to the convertible loan is hereby incorporated by reference into this Item 2.03.

Item 5.01.   Change in Control of the Registrant.

The transactions described above in Item 1.01 of this current report do not constitute “change of control” as defined in our amended and restated certificate of incorporation.  However, NW Capital, as a secured lender with security interests in substantially all of our assets and the right to consent before we may take a wide variety of actions, including, without limitation, the restrictive covenants discussed in Item 1.01 above, now has significant approval rights over our business and operations.  In addition, if it chooses to exercise its conversion option under the loan documents, NW Capital will become our largest shareholder and be deemed to beneficially own approximately 5.2 million shares of our common stock (including shares issuable upon the exercise of shares of Series A preferred stock issuable upon conversion of the loan), equivalent to approximately 23.7% of our common stock.  As a result of the accrued interest elections on the loan or PIK dividends on the Series A preferred stock, and assuming (i) no future issuances of securities to any person, including notes in the rights offering to existing stockholders (or, if as a result of undersubscription, to NW Capital), and (ii) no further acquisitions of shares by NW Capital, through the exercise of preemptive rights or otherwise, NW Capital’s beneficial ownership could increase to approximately 7.1 million shares of our common stock, or approximately 30% of our common stock, in five years.  If NW Capital converts the loan into Series A preferred stock, NW Capital will also be able to designate two members of our seven-person board of directors, and those two directors have reasonable approval rights over nominations of directors elected by holders of common stock, subject to rights of stockholders to directly make nominations under the bylaws.  NW Capital also will have preemptive rights to participate pro rata in future securities issuances by us, subject to certain exceptions.  Further, if we take certain actions without NW Capital’s consent, it will constitute a violation of the operating covenants of the Series A preferred stock.  The preferred directors or the Lead Investor will also have the power to exercise control over most of the rights, powers and preferences of holders of Series A preferred stock without a vote of the holders of Series A preferred stock. In addition, we entered into the long-term advisory services contract with New World discussed in Item 1.01 of our 8-K filed on April 26, 2011 for the provision of various services.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors.

Resignation of Shane C. Albers as Chief Executive Officer, Chairman and Director, and Separation Agreement

Shane C. Albers, our CEO and founder, has decided to step down effective as of June 7, 2011, the date of the closing of the NW Capital loan, pursuant to the terms of a Separation Agreement and General Release (“Separation Agreement”) between Mr. Albers and us, dated as of April 20, 2011, as discussed in Item 5.02 of our 8-K filed on April 26, 2011, which Separation Agreement is incorporated herein by reference.  On June 7, 2011, an affiliate of NW Capital acquired all shares of IFC common stock owned by Mr. Albers in a private transaction.

Agreement to Appoint Director

Pursuant to the Juniper Capital consulting agreement we have agreed to appoint a representative of Juniper Capital to our board of directors (and to the board of Infinet, at such time that a separate Infinet board is established) upon the issuance of the Series A Preferred stock.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

In connection with the funding and closing of the NW Capital loan, we have filed with the Secretary of State of the State of Delaware a certificate of the powers, designations, preferences and rights (“Certificate of Designation”) of our Series A preferred stock, certain material terms of which are discussed in Item 1.01 above.  This summary of the Certificate of Designation and the summary of the terms of the Series A preferred stock in Item 1.01 are qualified in their entirety by reference to the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of Convertible Series A Preferred Stock

4.1	Registration Rights Agreement

10.1	Loan Agreement

10.2	Form of Promissory Note

10.3	Consulting Agreement with Juniper Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2011	IMH FINANCIAL CORPORATION

	By:	/s/ William G. Meris
William G. Meris
President